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Exhibit 99(a)(1)(H)

TENDER OFFER INSTRUCTION FORM

LAUREATE EDUCATION, INC. 401(k) RETIREMENT SAVINGS PLAN

BEFORE COMPLETING THIS FORM, PLEASE CAREFULLY READ
THE ACCOMPANYING INFORMATION

CONTROL NUMBER:

Make sure to retain a copy of your control number in case you need it at a future time to make a revocation.

        In response to the offer by L Curve Sub Inc. and M Curve Sub Inc., each a Maryland corporation, and each a direct subsidiary of Wengen Alberta, Limited Partnership, an Alberta Limited Partnership, to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Laureate Education, Inc. (the "Company" or "Laureate") at a purchase price of $62.00 per Share in cash without interest and less any amounts required to be deducted and withheld under any applicable law, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase dated June 8, 2007 (the "Offer"), I hereby instruct Capital Bank & Trust Company ("CB&T") to tender or not to tender the Shares allocated to my account under the Laureate Education, Inc. 401(k) Retirement Savings Plan (the "Plan") in response to the Offer as follows (PLEASE CHECK ONE BOX AND COMPLETE THE REMAINDER OF FORM—If more than one box is checked below your election may be disregarded):

☐ YES. I DIRECT CB&T TO TENDER A PORTION (ENTER                         %) OF THE SHARES ALLOCATED TO MY PLAN ACCOUNT IN RESPONSE TO THE TENDER OFFER. If you fail to insert a percentage, your election will be treated as an election NOT to tender any of your Shares.

☐ YES. I DIRECT CB&T TO TENDER ALL OF THE SHARES ALLOCATED TO MY PLAN ACCOUNT IN RESPONSE TO THE TENDER OFFER.

☐ NO. I DIRECT CB&T NOT TO TENDER ANY OF THE SHARES ALLOCATED TO MY PLAN ACCOUNT IN RESPONSE TO THE TENDER OFFER.

Tender Offer Instruction Forms that are not timely received by the Independent Plan Tabulator, and those received without a box checked above or with more than one box checked will be treated as an instruction not to tender Shares.

        Mail your completed form promptly in the enclosed postage-paid envelope.

THIS FORM MUST BE RECEIVED BY THE INDEPENDENT PLAN TABULATOR NO LATER THAN 4:00 P.M. EASTERN TIME, ON JULY 2, 2007 OR YOUR SHARES WILL NOT BE TENDERED.

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TENDER OFFER INSTRUCTION FORM LAUREATE EDUCATION, INC. 401(k) RETIREMENT SAVINGS PLAN